UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2013

NORTH BAY RESOURCES INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-54213
(Commission File Number)

83-0402389
(IRS Employer Identification No.)

2120 Bethel Road
Lansdale, Pennsylvania 19446
 (Address of principal executive offices and Zip Code)

(215) 661-1100
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Information  included  in this Form 8-K may contain  forward-looking  statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  This information may involve known and unknown risks, uncertainties and other factors which may cause the Company’s actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by any forward-looking statements.  Forward-looking statements, which involve assumptions and describe the Company’s future plans, strategies and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend” or “project” or the negative of these words or other variations on these words or comparable terminology.  These forward-looking statements are based on assumptions that may be incorrect, and there can be no assurance that any projections included in these forward-looking statements will come to pass.  The Company’s actual results could differ materially from those expressed or implied by the forward-looking statements as a result of various factors.  Except as required by applicable laws, the Company undertakes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

Item 1.01                      Entry Into a Material Definitive Agreement

On July 24, 2013, the Registrant and Tangiers Investors, LP ("Tangiers", or “the Investor”) executed an Amendment No. 3 (the “Amendment No. 3”, or the “Amendment”) to the Securities Purchase Agreement (the “Agreement”, or the “Equity Line”) with Tangiers dated October 7, 2009 and subsequently deemed effective on January 24, 2011.

As set forth in the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on February 5, 2013, the Agreement, as amended, provides the Registrant with the right, but not the obligation, to draw down on the Equity Line by selling to Tangiers shares of the Registrant’s common stock for a total aggregate purchase price of up to $10 Million over a five year period from the Effective Date of January 24, 2011.

This Amendment No. 3 is intended to make the transaction irrevocable in all aspects by removing any and all provisions that might allow for an investment decision to be made on the part of the Investor after the transaction is completed and a new registration statement becomes effective.  In particular, the Amendment removes all provisions whereby the Investor could receive warrants in the future based on the aggregate dollar amounts received by the Registrant.  The Amendment also removes the option of the Investor to accept or decline any Advance Notice in excess of 300% of the Base Amount, as determined by the average daily trading volume in dollar amount during the ten (10) trading days preceding the Advance Notice date (the “Base Amount”).  Similarly, the Amendment removes the option of the Registrant to submit an Advance Notice that is in excess of 300% of the Base Amount.  Thus no Advance Notice may be submitted for an amount lower than the Minimum Advance Amount of Ten Thousand Dollars ($10,000) or higher than the Maximum Advance Amount of Two Hundred and Fifty Thousand Dollars ($250,000) or 300% of the Base Amount, whichever is less.  Upon receipt from the Registrant of a duly signed Advance Notice, Tangiers will pay the Registrant 90% of the lowest volume weighted average price of the Registrant's common  stock during the 5 day pricing period following each Advance Notice as quoted by Bloomberg, LP on the OTCBB/OTCQB (the “Market Price”).  The Amendment also provides that any Advance Notice that exceeds the Base Amount by up to 200% will be further discounted by 7.5% (or 82.5% of the Market Price). Any Advance Notice in excess of 200% and less than or equal to 300% of the Base Amount will be further discounted by an additional 7.5% (or 75% of the Market Price).

This Amendment No. 3 also contains a general release whereby the Investor irrevocably and unconditionally releases the Company of and from all claims, demands, causes of actions, fees and liabilities of any kind whatsoever, which it had, now has or may have against the Company as of the date of this amendment, by reason of any actual or alleged act, omission, transaction, practice, conduct, statement, occurrence, or any other matter within the reasonable scope of this Agreement that is known to the Investor, including, but not limited to, the right to rescind its purchases pursuant to this Agreement.

The foregoing is not a complete summary of the provisions of the Amendment No. 3 described herein and reference is made to the complete text of the Amendment as Exhibit 10.4 to this Current Report on Form 8-K, and hereby incorporated by reference.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

10.1
Tangiers Securities Purchase Agreement dated October 7, 2009, as previously filed with the Company’s filing of Form S-1, SEC file number 333-164860, filed on February 11, 2010, and incorporated by this reference as an exhibit to this Form 8-K

10.2
Amendment No. 1 to the Securities Purchase Agreement with Tangiers Investors, LP dated January 28,
2013, as previously filed with the Company’s filing of Form 8-K, SEC file number  000-54213, filed on February 5, 2013, and incorporated by this reference as an exhibit to this Form 8-K

10.3
Amendment No. 2 to the Securities Purchase Agreement with Tangiers Investors, LP dated March 28, 2013, as previously filed with the Company’s filing of Form 8-K, SEC file number  000-54213, filed on March 28, 2013, and incorporated by this reference as an exhibit to this Form 8-K

10.4	Amendment No. 3 to the Securities Purchase Agreement with Tangiers Investors, LP dated July 24, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTH BAY RESOURCES INC.
 (Registrant)

By: /s/ Perry Leopold
Perry Leopold
Chief Executive Officer

Dated: July 24, 2013